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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 1997

                       AMERICAN SHARED HOSPITAL SERVICES
               (Exact name of registrant as specified in charter)


                                   CALIFORNIA
                          (State or other jurisdiction
                       of incorporation or organization)

                        Commission File Number: 0-12849

                                   94-2918118
                    (I.R.S. employer identification number)

                         FOUR EMBARCADERO CENTER #3620
                        SAN FRANCISCO CALIFORNIA  94111
                        (Address of principal executive
                          offices, including zip code)

                                  415/788-5300
                        (Registrant's telephone number,
                              including area code)


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Item 5.   Other Events - Recent Developments

American Shared Hospital Services (the "Company") has terminated discussions with US Diagnostic Inc. ("USD") regarding a merger of the companies, because USD is unable to proceed with negotiations within a reasonable time period and on satisfactory terms.

In December 1996, the Company and USD agreed in principle to an acquisition in which the Company's shareholders would have received $2.25 in cash for each outstanding share. The parties agreed in January 1997 to increase the purchase price to $2.40 in USD common stock, to achieve pooling accounting treatment for the transaction.

Soon thereafter, USD publicly disclosed that it was under investigation by the Securities and Exchange Commission and NASD for various matters, which has led to changes in USD's senior management and a significant decline in USD's stock price. The Company and USD subsequently announced the delay of their proposed merger. The Company now has determined that the merger negotiations should be terminated, because of the continued inability of USD to proceed with discussions.

Item 7.  Financial Statements and Exhibits.

         None

Exhibits

None




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                    AMERICAN SHARED HOSPITAL SERVICES




                                    By:  /s/ Ernest A. Bates, M.D.
                                         ------------------------------------
                                         Ernest A. Bates, M.D.
                                         Chairman and Chief Executive Officer


                                    Date:  May 7, 1997





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